UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2005

West Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-21771 (Commission File Number)	47-0777362 (IRS Employer Identification No.)

11808 Miracle Hills Drive, Omaha, Nebraska (Address of principal executive offices)	68154 (Zip Code)

Registrant’s telephone number, including area code: (402) 963-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into or amendment of Material Definitive Agreement

Compensation of Executive Officers

     On February 11, 2005, West Corporation (the “Company”), or one of its affiliates as indicated below, amended its employment contracts with its executive officers consistent with its practice of annually amending such contracts. As part of the amended employment agreements, 2005 compensation and bonus opportunities were established for the executive officers. For purposes of these bonus opportunities, all net income objectives are based upon the operations of the Company or its affiliates and will not include the impact of net income derived from mergers or acquisitions unless specifically and individually approved by the Company’s Compensation Committee.

Thomas B. Barker, Chief Executive Officer

     Thomas B. Barker is Chief Executive Officer of the Company. Mr. Barker’s 2005 base salary will be $750,000. Mr. Barker will be eligible to receive a quarterly performance bonus based on consolidated net income growth for the Company in 2005. Net income for each quarter will be compared to the same quarter in the previous year. Each $1 million increase in net income above a specified target will result in a $60,000 bonus and $75,000 for each $1 million increase in net income above a second targeted amount. 75% of the quarterly bonus earned will be paid within thirty (30) days from the end of the quarter, and the remaining 25% will be paid following the end of the year.

Nancee R. Berger, President and Chief Operating Officer

     Nancee R. Berger is President and Chief Operating Officer of the Company. Ms. Berger’s 2005 base salary will be $500,000. Ms. Berger will be eligible to receive a quarterly performance bonus based on consolidated net income growth for the Company in 2005. Net income for each quarter will be compared to the same quarter in the previous year. Each $1 million increase in net income above a specified target will result in a $40,000 bonus and $50,000 for each $1 million increase in net income above a second targeted amount. 75% of the quarterly bonus earned will be paid within thirty (30) days from the end of the quarter, and the remaining 25% will be paid following the end of the year.

Joseph S. Etzler, President of Intercall, Inc.

     Joseph S. Etzler is President of Intercall, Inc. Mr. Etzler’s 2005 base salary will be $425,000. Mr. Etzler’s bonus opportunities include a bonus based on Intercall’s profitability, with a target bonus of $350,000 for the full year and a maximum bonus of $550,000 for the full year. This profitability bonus is calculated based on cumulative net operating income and cumulative revenue for each quarter, compared to budgeted net operating income and revenue for the same period. Additionally, a one-time bonus of $50,000 will be available if the Company achieves its publicly-stated 2005 net income range announced in December 2004.

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Jon R. Hanson, Executive Vice President and Chief Administrative Officer

     Jon R. Hanson is Executive Vice President and Chief Administrative Officer for the Company. Mr. Hanson’s 2005 base salary will be $225,000. Mr. Hanson will be eligible to receive a quarterly performance bonus based on consolidated net income growth for the Company in 2005. Net income for each quarter will be compared to the same quarter in the previous year. Each $1 million increase in net income above a specified target will result in a $10,700 bonus. 75% of the quarterly bonus earned will be paid within thirty (30) days from the end of the quarter, and the remaining 25% will be paid following the end of the year.

Mark V. Lavin, President of West Telemarketing, LP

     Mark V. Lavin is President of West Telemarketing, LP. Mr. Lavin’s 2005 base salary will be $250,000. Mr. Lavin will be eligible to receive up to a $250,000 annual performance bonus for meeting plan objectives relating to net operating income before corporate allocations. Mr. Lavin is also eligible to receive an additional $25,000 bonus for net operating income before corporate allocations in excess of his compensation plan objectives. In addition, if the Company achieves its publicly stated 2005 net income range announced in December 2004, Mr. Lavin will be eligible to receive an additional one-time bonus of $50,000.

Michael E. Mazour, President of West Business Services, LP

     Michael E. Mazour is President of West Business Services, LP. Mr. Mazour’s 2005 base salary will be $250,000. Mr. Mazour will be eligible to receive up to a $200,000 annual performance bonus for meeting his plan objectives relating to net operating income, before corporate allocations. Additionally, Mr. Mazour is eligible to receive an additional bonus for net operating income in excess of his compensation plan objectives. In addition, if the Company achieves its publicly stated 2005 net income range announced in December 2004, he will be eligible to receive an additional one-time bonus of $50,000.

Paul M. Mendlik, Chief Financial Officer

     Paul M. Mendlik is Chief Financial Officer of the Company. Mr. Mendlik’s 2005 base salary will be $385,000. Mr. Mendlik will be eligible to receive a quarterly performance bonus based on consolidated net income growth for the Company in 2005. Net income for each quarter will be compared to the same quarter in the previous year. Each $1 million increase in net income above a specified target will result in a $12,500 bonus and $15,625 for each $1 million increase in net income above a second targeted amount. 75% of the quarterly bonus earned will be paid within thirty (30) days from the end of the quarter, and the remaining 25% will be paid following the end of the year.

James F. Richards, President of West Asset Management, Inc.

     James F. Richards is President of West Asset Management, Inc. Mr. Richards’ 2005 base salary will be $300,000. Mr. Richards’ bonus opportunities include a bonus based on achieving plan objectives relating to net operating income before corporate allocations, with a target bonus of $300,000 for the full year and a maximum bonus of $400,000 for the full year. Additionally, a one-time bonus of $50,000 will be available if the Company achieves its publicly-stated 2005 net income range announced in December 2004.

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Steven M. Stangl, President of West Communication Services

     Steven M. Stangl is President of West Communication Services. Mr. Stangl’s 2005 base salary will be $325,000. Mr. Stangl will also be eligible to earn up to $300,000 for achieving pre-tax net income plan objectives for the Communication Services division. Mr. Stangl is also eligible to receive an additional bonus for net operating income in excess of the plan objectives. In addition, if the Company achieves its 2005 net income range announced in December 2004, Mr. Stangl will be eligible to receive an additional one-time bonus of $75,000.

Todd B. Strubbe, President of West Direct, Inc. and West Interactive Corporation

     Todd B. Strubbe is President of West Direct, Inc. and West Interactive Corporation. Mr. Strubbe’s 2005 base salary will be $250,000. Mr. Strubbe will be eligible to receive up to a $100,000 annual performance bonus for meeting West Direct, Inc. and West Interactive Corporation (i.e. $100,000 each) objectives in net operating income before corporate allocations. Mr. Strubbe is also eligible to receive an additional bonus for net operating income before corporate allocations in excess of West Direct Inc.’s and/or West Interactive Corporation’s plan objectives. In addition, if the Company achieves its publicly stated 2005 net income range announced in December 2004, Mr. Strubbe will be eligible to receive an additional one-time bonus of $50,000.

Michael M. Sturgeon, Executive Vice President of Sales and Marketing

     Michael M. Sturgeon is Executive Vice President of Sales and Marketing for the Company. Mr. Sturgeon’s 2005 base salary will be $235,000. Mr. Sturgeon will be eligible to receive up to a $200,000 annual performance bonus for meeting the revenue objectives for Communication Services and West Asset Management, Inc., taking into account consumer, commercial and first party collections only. Up to $37,500 of this bonus will be paid quarterly, with the remainder trued up annually. Mr. Sturgeon is eligible for an additional bonus if such revenue exceeds certain specific target revenue. In addition, Mr. Sturgeon is eligible to receive quarterly performance bonuses based on the achievement of three separate revenue goals. In addition, if the Company achieves its 2005 net income range announced in December 2004, Mr. Sturgeon will be eligible to receive an additional one-time bonus of $50,000.

Compensation of Directors

     On February 10, 2005, the board of directors of the Company amended the compensation plan for members of its board of directors. As amended, directors will receive $45,000 annually to attend and participate in teleconferences, board meetings and audit committee meetings. Directors will receive an additional $12,000 for the annual financial review meeting of the board of directors. Directors will also be granted options to purchase 10,000 shares of common stock at each Annual Meeting. Travel expenses for directors will be reimbursed.

Item 5.03.    Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year

     On February 10, 2005, the board of directors of the Company amended and restated the Company’s by-laws (the “By-laws”). The amended and restated By-laws became effective immediately upon adoption.

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     The primary purposes of the amendments were to update the By-laws to (i) reflect changes to the Delaware General Corporation Law (“DGCL”) in recent years, (ii) reflect certain common practices of other publicly traded companies and (iii) clarify certain provisions and eliminate inconsistencies.

     The Company’s By-laws were updated to conform the By-laws to the DGCL, including several changes to the DGCL in recent years. For example, the By-laws were amended throughout to allow for the use of electronic/remote communication methods. Other changes included, without limitation, (i) amending the provisions relating to setting of record dates to reflect changes to DGCL Section 213, (ii) amending the voting list provisions to provide that the list of all stockholders entitled to vote at an election of directors may be made available on either a reasonably accessible electronic network or the Company’s principal place of business in accordance with DGCL Section 219 and (iii) adding provisions to (a) clarify the ability of the board of directors to create and delegate authority to board committees in accordance with DGCL Section 141(c)(2) and (b) allow committees of the board of directors to create, and delegate power and authority to, subcommittees in accordance with DGCL Section 141(c)(3).

     The Company’s By-laws were also amended to reflect certain common practices of other publicly traded companies. Prior to this amendment to the By-laws, the indemnification provisions in the Company’s By-laws simply provided that officers, directors and certain employees were indemnified to the fullest extent permitted by the laws of the State of Delaware. The indemnification provisions were clarified to provide, among other things, (i) additional detail regarding the persons indemnified and indemnification claim procedures, (ii) that indemnification is not an exclusive remedy and (iii) that any repeal or modification of the indemnification provisions in the By-laws will not adversely affect any right or protection under the By-laws in respect of any act or omission occurring prior to the time of such repeal or modification. In addition, the indemnification provisions were amended to provide that the Company will advance expenses to indemnified persons if certain conditions are met. Prior to this amendment to the By-laws, the advancement of expenses to indemnified persons was discretionary on the part of the board of directors.

     The foregoing summary of the amended By-laws does not purport to be complete and is qualified in its entirety by reference to the full text of the amended and restated By-laws, which are attached hereto as Exhibit 3.01 and incorporated herein by reference.

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Item 9.01.    Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description of Exhibit
3.01	Amended and Restated By-laws of the Company

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST CORPORATION
By:	/s/ Paul M. Mendlik
Paul M. Mendlik
Chief Financial Officer

Date: February 16, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.01	Amended and Restated By-laws of the Company